SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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PARATEK PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PARATEK PHARMACEUTICALS, INC.

75 Park Plaza

Boston, Massachusetts 02116

(617) 807-6600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 8, 2016

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Paratek Pharmaceuticals, Inc., a Delaware corporation. The Annual Meeting will be held on Wednesday, June 8, 2016 at 8:00 a.m. local time at the offices of Ropes & Gray LLP located at Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199 for the following purposes:

1.	To elect our three nominees as Class II directors to serve until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified.
2.	To ratify the selection by the Audit Committee of the Board of Directors of CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2016.
3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 11, 2016. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

You are cordially invited to attend the meeting in person. If you are a stockholder of record, you may vote in person at the Annual Meeting. Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares by following the instructions in the Important Notice Regarding the Availability of Proxy Materials that you previously received, and submit your proxy by Internet, telephone or signing, dating and returning the proxy card included in these materials. You may still attend the meeting and vote in person, even if you have already voted by proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a voting instructions form from that record holder.

By Order of the Board of Directors,

William M. Haskel

Corporate Secretary

Boston, Massachusetts

April 22, 2016

PARATEK PHARMACEUTICALS, INC.

75 Park Plaza

Boston, Massachusetts 02116

(617) 807-6600

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 8, 2016

This Proxy Statement and our Annual Report for the fiscal year ended December 31, 2015 are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your 16-digit control number(s) available that appears on your proxy card.

Additionally, you can find a copy of our Annual Report on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Investors” section of our website at www.paratekpharma.com. You may also obtain a printed copy of our Annual Report, free of charge, by sending a written request to: Corporate Secretary, Paratek Pharmaceuticals, Inc., 75 Park Plaza, 4th Floor, Boston, Massachusetts, 02116. Exhibits, if any, will be provided upon written request and payment of an appropriate processing fee.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because the Board of Directors of Paratek Pharmaceuticals, Inc., or Paratek, is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders, or the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 22, 2016 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card or a second Notice, on or after May 12, 2016.

How do I attend the Annual Meeting?

The meeting will be held on June 8, 2016 at 8:00 a.m. local time at the offices of Ropes & Gray LLP located at Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 11, 2016 will be entitled to vote at the Annual Meeting. On this record date, there were 17,734,011 shares of common stock outstanding and entitled to vote.

Stockholder of Record:  Shares Registered in Your Name

If on April 11, 2016 your shares were registered directly in your name with Paratek’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner:  Shares Registered in the Name of a Broker or Bank

If on April 11, 2016 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual

Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a legal proxy or broker’s proxy card form from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of three Class II directors; and
•	Ratification of the selection by the Audit Committee of the Board of Directors of CohnReznick, LLP as our independent registered public accounting firm for the year ending December 31, 2016.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the proposal to ratify the selection of CohnReznick, LLP, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record:  Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, or vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
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To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Daylight Time on June 7, 2016 to be counted.

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To vote through the internet, go to http://www.voteproxy.com to complete an electronic voting instruction form. You will be asked to provide the control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Daylight Time on June 7, 2016 to be counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received information containing voting instructions from that organization rather than from Paratek. Simply follow the voting instructions to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a legal proxy or broker’s proxy card from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 11, 2016.

What happens if I do not vote?

Stockholder of Record:  Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the applicable rules deem the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the three nominees as Class II directors, and “For” the ratification of selection by the Audit Committee of the Board of Directors of CohnReznick, LLP as our independent registered public accounting firm for the year ending December 31, 2016. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record:  Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 75 Park Plaza, 4th Floor, Boston Massachusetts, 02116.
•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 23, 2016, to our Corporate Secretary at 75 Park Plaza, 4th Floor, Boston, Massachusetts, 02116; provided, however, that if our 2017 annual meeting of stockholders is held before May 9, 2017, or after July 8, 2017, then the reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2017 annual meeting of stockholders. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must provide specified information in writing to our Corporate Secretary at the address above no earlier than February 8, 2017, and no later than March 10, 2017, except that if our 2017 annual meeting of stockholders is held before May 9, 2017, or after July 8, 2017, notice by the stockholder to be timely may be received not later than the close of business on the tenth day following the day on which such public announcement of the date of such meeting is made. You are also advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, (a) for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes, and (b) with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

Abstentions will be counted towards the vote total for Proposal 2, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NASDAQ Stock Market, or NASDAQ, to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

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For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected.

•

To be approved, Proposal 2, ratification of selection by the Audit Committee of the Board of Directors of CohnReznick LLP, as our independent registered public accounting firm for the year ending December 31, 2016, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 17,734,011 shares outstanding and entitled to vote. Thus, the holders of 8,867,006 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Why do you discuss both Transcept Pharmaceuticals, Inc. and Paratek Pharmaceuticals, Inc. in this Proxy Statement?

On October 30, 2014, Transcept Pharmaceuticals, Inc., or Transcept, completed a business combination with privately-held Paratek Pharmaceuticals, Inc., or Old Paratek, in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of June 30, 2014, by and among Transcept, Tigris Merger Sub, Inc., or Merger Sub, Tigris Acquisition Sub, LLC, or Merger LLC, and Old Paratek, or the Merger Agreement, pursuant to which Merger Sub merged with and into Old Paratek, with Old Paratek surviving as a wholly-owned subsidiary of Transcept, followed by the Merger of Old Paratek with and into Merger LLC, with Merger LLC surviving as a wholly-owned subsidiary of Transcept (we refer to these mergers together as the Merger). Immediately following the Merger, Transcept changed its name to “Paratek Pharmaceuticals, Inc.”, and Merger LLC changed its name to “Paratek Pharma, LLC.” In connection with the closing of the Merger, our common stock began trading on The NASDAQ Global Market under the ticker symbol “PRTK” on October 31, 2014.

All references to “Paratek,” “we,” “us” or “our” in this Proxy Statement mean Paratek Pharmaceuticals, Inc., the combined company.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, will serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors presently has eight members. There are three directors in the class whose term of office expires in 2016. Each of the nominees listed below is currently a director of Paratek. If elected at the Annual Meeting, each of these nominees would serve until the 2019 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation, or removal. Our policy is to encourage directors and nominees for director to attend our annual meetings. Six of six directors then in office attended the 2015 annual meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Paratek. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

The following table sets forth certain information as of March 15, 2016 with respect to our directors, including the three persons nominated for election by our Board of Directors at the Annual Meeting.

Name	Age	Class	Year term expires	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Michael F. Bigham, Chief Executive Officer	58	I	2017
Thomas J. Dietz, Ph.D.	52	II	2016	C	✓	✓
Timothy R. Franson, M.D.	64	II	2016		✓
Richard J. Lim	44	III	2018
Evan Loh, M.D., President and Chief Medical Officer	57	II	2016
Kristine Peterson(1)	56	III	2018
Robert S. Radie	52	I	2017	✓	C	✓
Jeffrey Stein, Ph.D.	61	III	2018	✓		C

(1)	Ms. Peterson was elected to our Board of Directors on March 2, 2016.

"C" indicates chair of the committee.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2019 ANNUAL MEETING

Thomas J. Dietz, Ph.D.  has served on our Board of Directors since October 2014.  Dr. Dietz has been Chairman and CEO of Waypoint Holdings, LLC, a diversified financial holdings and services company, since December 2010. Dr. Dietz was previously co-CEO and then CEO and a director of Pacific Growth Equities, LLC, an investment bank and institutional brokerage firm, from 2004 to January 2009, when the firm was acquired by Wedbush Securities, or Wedbush, a financial services firm. Dr. Dietz subsequently served as head of the investment banking division at Wedbush until November 2010. Dr. Dietz joined Pacific Growth in 1993 and served in various roles, including senior roles in equities research and investment banking, prior to taking the CEO role there. Dr. Dietz currently serves as Chairman on the boards of Eiger BioPharmaceuticals, Inc., Galleon Pharmaceuticals, AgBiome and Virobay, Inc. He also serves as a member on various other private company boards. He previously served on the board of Transcept Pharmaceuticals, Inc. from April 2013 until its merger with Paratek on October 30, 2014.  Previously, Dr. Dietz was a member of the research faculty in the Department of Medicine, University of California, San Francisco and the VA Medical Center. Dr. Dietz holds a Ph.D. in molecular biology and biochemistry from Washington University in St. Louis.

We believe Dr. Dietz’s qualifications to sit on the Board of Directors include his medical and research backgrounds and extensive experience in the financial services industry.

Timothy R. Franson, M.D. has served on our Board of Directors since July 2015. Since April 2014, Dr. Franson has been the Chief Medical Officer for YourEncore, a consultancy that helps global life sciences and consumer health companies accelerate new product pipelines and bring safer, more effective products to consumers. From 2009 to 2014, he was a Principal in FaegreBD Consulting's health and biosciences sector where he led the firm’s global regulatory affairs practice. Until 2008, Dr. Franson was Vice President of Global Regulatory Affairs at Lilly Research Laboratories (Eli Lilly and Company). Dr. Franson has been directly involved in dozens of successful major regulatory approvals, and he has extensive clinical and regulatory experience in all pre- and post-approval phases of pharmaceutical development. He has co-chaired working groups for several industry initiatives, including the joint Food and Drug Administration, or FDA,-industry working group addressing clinical aspects of the FDA Modernization Act of 1997. Dr. Franson served as the President of the US Pharmacopeia Convention (USP), which establishes drug quality standards enforced by regulators such as FDA, from 2010 to 2015, and continues to serve on the organization’s Board of Trustees as immediate Past President. In addition, Dr. Franson serves on the board of directors for Cidara Therapeutics and recently joined the board of directors for the Critical Path Institute, which collaborates with FDA and industry in innovation advances. He served on the board of directors for Myrexis (formerly Myriad) Pharmaceuticals (NASDAQ: MYRX) from 2010 to 2013. Dr. Franson received his medical degree from the University of Illinois College of Medicine.

We believe Dr. Franson’s qualifications to sit on the Board of Directors include his extensive clinical and regulatory experience in all pre- and post-approval phases of pharmaceutical development (small and large molecule) relating to interactions with the FDA for policy and product issues, as well as interactions with global regulators.

Evan Loh, M.D.  has served on our Board of Directors and as our President and Chief Medical Officer since October 2014. Dr. Loh was appointed President of Old Paratek in June 2014 and Chief Medical Officer in June 2012 and was the Chairman of the Board of Directors of Old Paratek from June 2012 to June 2014. From October 2009 to January 2012, Dr. Loh served as Senior Vice President, Development and Strategic Operations, Worldwide Research and Development, at Pfizer Inc. From January 2007 to October 2009, Dr. Loh was Vice President, Clinical Research & Development at Wyeth. He is the 2006 recipient of the Heroes of Chemistry Award from the American Chemical Society for his leadership role at Wyeth in the clinical development of Tygacil. He currently serves as a member of the board of directors of Nivalis Therapeutics, Inc.  Dr. Loh has served as a faculty member at both Harvard Medical School and the University of Pennsylvania School of Medicine. Dr. Loh received his A.B. from Harvard College and his M.D. from Harvard Medical School. He completed his Internal Medicine and Cardiovascular fellowship training at Brigham and Women’s Hospital.

We believe that Dr. Loh possesses specific attributes that qualify him to serve as a member of the Board of Directors, including more than 15 years of experience in senior executive management roles with large, international pharmaceutical companies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” EACH DIRECTOR NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2017 ANNUAL MEETING

Michael F. Bigham was appointed Chief Executive Officer and Chairman of our Board of Directors in October 2014. Mr. Bigham has more than 25 years of senior leadership experience in the biopharmaceutical industry.  From January 2003 to November 2015, he was a general partner at Abingworth LLP, a leading international investment group dedicated to life sciences and healthcare. In November 2015, Mr. Bigham became part time Executive Partner at the firm.  He currently serves as a member of the board of directors of InMediata and has held several directorships, including at Avila Therapeutics (where he was also the founding Chairman and CEO), Magellan Biosciences, Portola Pharmaceuticals, Supernus Pharmaceuticals, Avedro and Valeritas. Mr. Bigham was formerly Vice Chairman of Corixa Corporation, a publicly traded biotechnology company, and was President and Chief Executive of Coulter Pharmaceuticals, a publicly-traded oncology company, until it merged into Corixa. Previously, he was an early employee at Gilead Sciences where he served in various capacities, including Executive Vice President of Operations and Chief Financial Officer. Before joining Gilead Sciences, Mr. Bigham was a Partner at Hambrecht & Quist where he became Co-Head of Healthcare Investment Banking. Mr. Bigham received his B.S. from the University of Virginia and qualified as a C.P.A. before completing his M.B.A. at Stanford University.

We believe that Mr. Bigham possesses specific attributes that qualify him to serve as a member of the Board of Directors, including his experience on the boards of and in management positions with biopharmaceutical companies, including publicly-traded companies.

Robert S. Radie has served on our Board of Directors since October 2014.  Mr. Radie has been the President and Chief Executive Officer of Egalet since March 2012. From November 2010 to October 2011, Mr. Radie served as President and Chief Executive Officer of Topaz Pharmaceuticals Inc., a specialty pharmaceutical company acquired by Sanofi Pasteur in 2011. From March 2009 to November 2010, Mr. Radie served as President and Chief Executive Officer of Transmolecular, Inc., a biotechnology company developing cancer diagnostic and treatment products, after serving as a consultant to Transmolecular, Inc. from December 2008 through March 2009. From September 2007 to September 2008, Mr. Radie served as the Chief Business Officer of Prestwick Pharmaceuticals, Inc., a specialty pharmaceutical company. Before joining Prestwick Pharmaceuticals, Mr. Radie served in senior management positions with a number of pharmaceutical and biotechnology companies, including Morphotek, Inc., Vicuron Pharmaceuticals, Inc. and Eli Lilly and Company. Mr. Radie has served as a director of Affinium Pharmaceuticals, Ltd., a specialty pharmaceutical company, since July 2012, and as a director of Horse Power For Life, a non-profit organization dedicated to improving the quality of life for individuals diagnosed with cancer, since 2007. Mr. Radie currently serves on the board of Pennsylvania Bio. Mr. Radie received his B.S. in chemistry from Boston College.

We believe Mr. Radie’s qualifications to sit on the Board of Directors include his experience in management positions with biopharmaceutical companies, including publicly-traded companies.

DIRECTORS CONTINUING IN OFFICE UNTILTHE 2018 ANNUAL MEETING

Richard J. Lim, M.B.A. has served on our Board of Directors since October 2014. Mr. Lim has served as a General Partner at Omega Funds since 2008 and has over 20 years in principal investment and strategic consulting, all within life science and healthcare. From 2002 to 2008, he was a General Partner at MVM Life Science Partners, a life science focused venture capital firm. Mr. Lim founded MVM Life Science’s U.S. investment operations. He was previously a Vice President at Saunders, Karp & Megrue, a private equity firm (now known as Apax Partners Inc), where he specialized in healthcare growth capital and leveraged transactions. Prior to Saunders, Karp & Megrue. Mr. Lim was a Manager at LEK Consulting, providing strategic advice to life science companies. He was also an associate with M&A investment bank BT Wolfensohn. He currently serves as a catalyst advisor of the Deshpande Center at the Massachusetts Institute of Technology. He received his A.B. from Harvard University and his M.B.A. from the Harvard Business School.

We believe Mr. Lim’s qualifications to sit on the Board of Directors include his experience consulting, investing in and growing biotechnology companies and extensive experience in finance, capital markets and investing. In addition, Mr. Lim has served on many boards of directors and we believe he has substantial experience regarding how boards can and should effectively oversee and manage companies, and a significant understanding of governance issues.

Kristine Peterson has served on our Board of Directors since March 2016.  In her previous role as Chief Executive Officer at Valeritas, Inc., from June 2009 to February 2016, she evolved the organization from an early stage company to a fully commercial operation, following the U.S. and EU approvals of its drug-device in type-2 diabetes. Ms. Peterson has more than 30 years of industry experience, including as Company Group Chair of Johnson & Johnson's (J&J) biotech groups. In that role, she was responsible for research, development, manufacturing, and commercialization of oncology, immunology, and other biotechnology therapeutics for J&J. Previously, she was Executive Vice President for J&J's global strategic marketing organization. Prior to J&J, she was Senior Vice President, Commercial Operations for Biovail Corporation and President for Biovail Pharmaceuticals. Earlier, she spent 20 years with Bristol-Myers Squibb where she held assignments of increasing responsibility in marketing, sales, and general management, including running the cardiovascular/metabolics business unit and the generics division. Ms. Peterson is currently a member of the boards of Amarin Corporation and ImmunoGen, Inc. and an advisor to the Healthcare Businesswoman's Association. She has a B.S. and an M.B.A. from the University of Illinois at Champaign-Urbana.

We believe Ms. Peterson’s qualifications to sit on the Board of Directors include her strong background in pharmaceutical industry leadership and market development.

Jeffrey Stein, Ph.D. has served on our Board of Directors since October 2014. Dr. Stein has been the President, Chief Executive Officer and Director of Cidara Therapeutics since 2014. Prior to joining Cidara, Dr. Stein was Chief Executive Officer of Trius Therapeutics from its founding in 2007 until its acquisition by Cubist Pharmaceuticals in September 2013. Dr. Stein is also founding Chairman and President of the Antibiotics Working Group, an industry leading 501(c)(6) organization. Previously, Dr. Stein was a Venture Partner and Kauffman Fellow with Sofinnova Ventures and opened the firm’s San Diego office in 2005. Prior to joining Sofinnova Ventures, Dr. Stein was co-founder and Chief Scientific Officer of Quorex Pharmaceuticals, which was acquired by Pfizer Pharmaceuticals in 2005. He has also served as a Principal Scientist with Diversa Corporation and the Agouron Institute. Dr. Stein conducted his postdoctoral research as an Alexander Hollaender Distinguished Postdoctoral Fellow at the California Institute of Technology and his graduate work as a NASA Graduate Student Researcher Fellow at the University of California, San Diego.

We believe Dr. Stein’s qualifications to sit on the Board of Directors include his prior executive management roles at multiple biopharmaceutical companies, including several focused on development of antibacterials, his medical and research backgrounds, and experience in the healthcare financing industry.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2016 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. CohnReznick LLP served as the independent registered public accounting firm of Old Paratek, the accounting acquiror in the Merger and has audited our financial statements beginning with the year ended December 31, 2013. Following closing of the Merger, the Audit Committee engaged CohnReznick LLP as the combined company’s independent registered public accounting firm for the year ended December 31, 2014. A representative of CohnReznick LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement should such representative desire to do so and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of CohnReznick LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of CohnReznick LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Paratek and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of CohnReznick LLP.

CURRENT PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents the fees for professional services earned by CohnReznick LLP for services rendered for the years ended December 31, 2014 and 2015, respectively:

	2014		2015
Audit Fees	$312,521	(1)	$494,040	(2)
Audit-Related Fees	—		—
Tax Fees	—		—
All Other Fees	—		—
Total	$312,521		$494,040

(1)	2014 Audit Fees consist of services relating to the audit of our consolidated annual financial statements.
(2)

2015 Audit Fees consist of fees for the audit of our consolidated financial statements, reviews of our interim financial statements and the audit of the effectiveness of our internal control over financial reporting. Audit fees also include related services that are normally provided in connection with registration statements and securities offerings during 2015, such as preparation of comfort letters and consents.

Effective August 19, 2014, Old Paratek engaged CohnReznick LLP as its independent registered public accounting firm. During the year ended December 31, 2013, and the subsequent interim period through August 19, 2014, we did not, nor did anyone on our behalf, consult with CohnReznick LLP, regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that was an important factor considered in reaching a decision as to accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Regulation S-K 304(a)(1)(iv) and the related instructions to Regulation S-K 304, or a reportable event, as that term is defined in Regulation S-K 304(a)(1)(v).

On November 20, 2014, the Audit Committee approved the engagement of CohnReznick LLP as the combined company’s independent registered public accounting firm. During the year ended December 31, 2013, and the subsequent interim period through November 20, 2014, we did not, nor did anyone on our behalf, consult with CohnReznick LLP with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided to us that CohnReznick LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

We have furnished the foregoing disclosure to CohnReznick LLP.

OTHER AUDITORS

PricewaterhouseCoopers LLP

On April 17, 2014, PricewaterhouseCoopers LLP, or PwC, resigned as the independent registered public accounting firm of Old Paratek.

The reports of PwC on Old Paratek’s financial statements for the years ended December 31, 2010 and 2011, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of PwC on Old Paratek’s financial statements for the year ended December 31, 2011 contained an explanatory paragraph which noted that there was substantial doubt about our ability to continue as a going concern. PwC has not audited any of our financial statements of as of any date or for any period subsequent to December 31, 2011.

During the two most recent fiscal years ended prior to PwC’s resignation, December 31, 2012 and 2013, and through April 17, 2014, (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their report on our financial statements for such years, and (ii) there were no reportable events (as defined in Regulation S-K 304(a)(1)(v)).

We have furnished the foregoing disclosure to PwC.

Mayer Hoffman McCann P.C.

On May 19, 2014, Old Paratek engaged Mayer Hoffman McCann P.C., or Mayer Hoffman, as its independent registered public accounting firm. During the years ended, December 31, 2012 and 2013, and the subsequent interim period through May 19, 2014, we did not, nor did anyone on our behalf, consult with Mayer Hoffman regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to us that was an important factor considered in reaching a decision as to accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Regulation S-K 304(a)(1)(iv) and the related instructions to Regulation S-K 304, or a reportable event, as that term is defined in Regulation S-K 304(a)(1)(v).

We have furnished the foregoing disclosure to Mayer Hoffman.

Ernst & Young LLP

The following table presents the fees for professional services earned by Ernst & Young LLP, Transcept’s independent registered public accounting firm, for services rendered for the year ended December 31, 2014:

	2014
Audit Fees	$290,150	(1)
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Total	$290,150

(1)	Audit Fees consist of services relating to the audit of Trancept’s consolidated annual financial statements.

Ernst & Young LLP served as the independent registered public accounting firm for the audit of the Transcept financial statements for the years ended December 31, 2013 and 2014 through the closing of the Merger. On November 12, 2014, following the closing of the Merger, the Audit Committee approved the dismissal of Ernst & Young LLP.

The reports of Ernst & Young LLP on the Transcept financial statements for each of the two years ended December 31, 2012 and 2013, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of Transcept’s financial statements for each of the two years ended December 31, 2012 and 2013, and the subsequent interim period through November 12, 2014, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between Transcept and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in their reports. There were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2012 and 2013, and the subsequent interim periods through November 12, 2014.

We have furnished the foregoing disclosure to Ernst & Young LLP.

PRE-APPROVAL POLICIES AND PROCEDURES.

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by CohnReznick LLP is compatible with maintaining their independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF COHNREZNICK LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INFORMATION REGARDING THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with relevant NASDAQ securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and Paratek, our senior management and our independent auditors, the Board has affirmatively determined that the following six directors are independent directors within the meaning of the applicable NASDAQ listing standards: Dr. Dietz, Dr. Franson, Mr. Lim, Ms. Peterson, Mr. Radie and Dr. Stein, and, in making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with Paratek.

BOARD LEADERSHIP STRUCTURE

Our Board of Directors is currently chaired by our Chief Executive Officer, Mr. Bigham. In addition, at our current stage of the Company’s development, we believe that combining the positions of Chief Executive Officer and Board Chair helps to ensure that the Board and management act with a common purpose. In our view, separating the positions of Chief Executive Officer and Board Chair has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken our ability to develop and implement strategy. Instead, we believe that combining the positions of Chief Executive Officer and Board Chair provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, we believe that a combined Chief Executive Officer and Board Chair is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. We also believe that it is advantageous to have a Board Chair with an extensive history and knowledge of Paratek (as is the case with our Chief Executive Officer) as compared to a relatively less informed independent Board Chair.

ROLE OF THE BOARD IN RISK OVERSIGHT

Management is primarily responsible for managing risks that we may face in the ordinary course of operating our business. The Board actively oversees potential risks and our risk management activities by receiving operational and strategic presentations from management which include discussions of key risks to the business. In addition, the Board has delegated risk oversight to each of its key committees within their areas of responsibility. For example, the Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management our legal risks, system of disclosure controls, the internal controls over financial reporting and risks associated with our cash investment policies. The Nominating and Corporate Governance Committee assists the Board in its risk oversight function by periodically reviewing and discussing with management important governance and associated regulatory compliance issues. The Compensation Committee assists the Board in its risk oversight function by overseeing strategies with respect to our incentive compensation programs and key employee retention issues. We believe that the Board of Directors leadership structure facilitates the division of risk management oversight responsibilities among the Board committees and enhances the Board’s efficiency in fulfilling its oversight function with respect to different business risks and risk mitigation practices.

MEETINGS OF THE BOARD OF DIRECTORS

Our Board of Directors held seven meetings during 2015. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and each committee on which he or she served (in each case, which were held during the period for which he or she was a director or member of a committee).

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

All of our then-serving directors attended our 2015 annual meeting of stockholders.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

The following table provides membership and meeting information since January 1, 2015 for each Board committee.

Chairperson	Member	Designated Financial Expert

Outside Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Thomas J. Dietz, Ph.D.
Timothy R. Franson, M.D.
Robert S. Radie
Jeffrey Stein, Ph.D.

Below is a description of each committee of the Board of Directors. Each committee has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and each member is free of any relationship that would impair his individual exercise of independent judgment with regard to Paratek.

Audit Committee

Our Audit Committee consists of Dr. Dietz, Mr. Radie and Dr. Stein. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at the “Investors” section of our website at www.paratekpharma.com. The audit committee held seven meeting during the year ended December 31, 2015.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards).

The Board of Directors has also determined that Dr. Dietz qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Dr. Dietz’s level of knowledge and experience based on a number of factors, including his position as Chairman and Chief Executive Officer of Waypoint Holdings, LLC, and extensive experience in the financial services industry.

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing our policies on risk assessment and risk management;
•	reviewing related party transactions;
•

obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2015 with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015.

Members of the Audit Committee

Thomas J. Dietz, Ph.D.

Robert Radie

Jeffrey Stein, Ph.D.

Compensation Committee

Our compensation committee consists of Dr. Dietz, Mr. Radie and Dr. Stein. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the NASDAQ listing standards, “non-employee directors” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, of the Exchange Act, and are “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at the “Investors” section of our website at www.paratekpharma.com. The Compensation Committee held five meetings during the year ended December 31, 2015.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•	reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers;
•	reviewing and recommending to our Board of Directors the compensation of our directors;
•	reviewing and approving, or recommending that our Board of Directors approve, the terms of compensatory arrangements with our executive officers;
•	administering our annual bonus, long-term incentive compensation, stock and equity incentive plans;
•	establish and periodically review the Company’s policies and procedures concerning perquisite benefits;
•	manage and review any employee loans in an amount equal to or greater than $75,000;
•	prepare and approve the Committee report to be included as part of the Company’s annual proxy statement in accordance with SEC proxy and disclosure rules;
•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committees compensation advisers;
•

reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss at least annually the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk;

•

reviewing and approving, or recommending that our Board of Directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

The Compensation Committee evaluates its own performance annually, including its compliance with its charter, and provides any written material with respect to such evaluation to the Board, including any recommendations for changes in its governing procedures or policies.  The Compensation Committee also reviews and reassesses its charter annually and submits any recommended changes to the Board for its consideration.  The Compensation Committee also has the authority to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, except that it is not permitted to delegate its responsibilities for (i) reviewing officer employment contracts or other compensatory, severance or change-in-control arrangements for current or former officers, (ii) evaluating the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, (iii) any matters that involve executive compensation or (iv) any matters where it has determined such compensation is intended to comply with Section 162(m) of the Code by virtue of being approved by a committee of “outside directors” or is intended to be exempt from Section 16(b) under the 1934 Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “non-employee directors.”

Compensation Consultant

As a part of determining compensation for our executive officers, the Compensation Committee has engaged Radford, an Aon Hewitt Company - a division of Aon Corporation, as an independent compensation consultant. Radford provides analysis and recommendations to the Compensation Committee regarding:

•	trends and emerging topics with respect to executive compensation;
•	peer group selection for executive compensation benchmarking;
•	compensation practices for our peer group;
•	compensation programs for executives, directors, and all of our employees; and
•	stock utilization and related metrics.

In 2015 Radford assisted the Compensation Committee in the development of a list of peer companies used for compensation-related purposes. In determining our peer companies, we selected companies that are publicly traded in the United States, that operate in our industry and have a similar market capitalization, and that are of comparable size, financial profile and scientific stage of development.

When requested, Radford consultants attend meetings of the Compensation Committee, including executive sessions in which executive compensation issues are discussed. Radford reports to the Compensation Committee and not to management, although Radford meets with management for purposes of gathering information for its analyses and recommendations.

In determining to engage Radford, the Compensation Committee considered the independence of Radford, taking into consideration relevant factors, including the absence of other services provided to the Company by Radford, the amount of fees the Company paid to Radford as a percentage of Radford's total revenue, the policies and procedures of Radford that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Radford with an executive officer of the Company, any business or personal relationship the individual compensation advisors employed by Radford have with any member of the Compensation Committee, and any stock of the Company owned by Radford or the individual compensation advisors employed by Radford. The Compensation Committee has determined, based on its analysis in light of all relevant factors, including the factors listed above, that the work of Radford and the individual compensation advisors employed by Radford as compensation consultants to the Compensation Committee has not created any conflicts of interest, and that Radford is independent pursuant to the independence standards set forth in the NASDAQ listing standards promulgated pursuant to Section 10C of the Exchange Act.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Dr. Dietz, Dr. Franson and Mr. Radie. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at the “Investors” section of our website at www.paratekpharma.com. The Nominating and Corporate Governance Committee held three meetings during the year ended December 31, 2015.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•	identifying, evaluating and selecting, or recommending that our Board of Directors approve, nominees for election to our Board of Directors;
•	evaluating the performance of our Board of Directors and of individual directors;

•	considering and making recommendations to our Board of Directors regarding the composition of the committees of the Board of Directors;
•	reviewing developments in corporate governance practices;
•	evaluating the adequacy of our corporate governance practices and reporting;
•	reviewing management succession plans;
•	developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters; and
•	overseeing an annual evaluation of the Board of Directors’ performance.

When considering candidates for director, the Nominating and Corporate Governance Committee considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Paratek, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, having personal integrity and ethics, and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Paratek and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and Paratek, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to Paratek during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 75 Park Plaza, 4th Floor, Boston, Massachusetts 02116. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Historically, we have not provided a formal process related to stockholder communications with the Board. The Nominating and Corporate Governance Committee is considering adopting a formal process for stockholder communications with the Board.

CODE OF ETHICS

We have adopted the Paratek Code of Business Conduct and Ethics (the “Code”) that applies to all officers, directors, employees and consultants to the Company. The Code is available on our website at the “Investors” section of our website at www.paratekpharma.com. If we make any substantive amendments to the Code or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

CERTAIN INFORMATION WITH RESPECT TO OUR EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers and directors as of March 15, 2016.

Name	Age	Position
Michael F. Bigham	58	Chief Executive Officer and Chairman of the Board
Evan Loh, M.D.	57	President, Chief Medical Officer and Director
William M. Haskel	55	Senior Vice President, General Counsel and Corporate Secretary
Douglas W. Pagán	44	Chief Financial Officer
Adam Woodrow	49	Vice President and Chief Commercial Officer

Mr. Bigham’s biography is included above under the section titled “Proposal 1 – Election of Directors.

Dr. Loh’s biography is included above under the section titled “Proposal 1 – Election of Directors.

William M. Haskel. Mr. Haskel joined Paratek in June 2015 as our Senior Vice President, General Counsel and Corporate Secretary. From 2011 until March 2015, Mr. Haskel served as the Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary at Cambrex Corporation, where he reported to the CEO, and was a member of core management committees. In his role at Cambrex Corporation, Mr. Haskel provided counsel to the board of directors, CEO, and senior management, and was responsible for the global law function as well as overseeing Global Regulatory and Quality Affairs, and Environment, Health and Safety and was a principal adviser for Board, Governance, M&A, Securities and Corporate matters. Previously, Mr. Haskel enjoyed an 18 year career of progressive responsibilities at Wyeth, which was acquired by Pfizer in 2009 in a transaction valued at $68 billion. Mr. Haskel served as Vice President and Associate General Counsel-Corporate where he was an advisor to executive management and managed a group of 33 employees/19 lawyers across corporate and pharmaceutical division headquarters, and led legal teams on a series of complex multi-billion dollar global transactions that drove the Company's transition from a diversified holding company to a focused health care company. Mr. Haskel also served as Vice President, Global Administration where he led a newly formed global department charged with designing and executing global strategies to capture cost savings and business efficiencies in light of the new health care environment. During this time, Mr. Haskel also served as Advisor for the Pfizer Transaction and was a leader of the integration of Wyeth into Pfizer. Earlier at Wyeth, Mr. Haskel was selected to be the Assistant Vice President, Planning; Assistant to the Chairman, President and CEO; and Secretary of Wyeth Management Committee. Earlier in his career, Mr. Haskel was a corporate associate at the law firms Hale & Dorr (now WilmerHale) in Boston, and Olwine, Connelly, Chase, O'Donnell & Weyher in New York City. He received his J.D. from George Washington University Law School; his B.A. from Franklin and Marshall College; and has bar admissions in New York State; Commonwealth of Massachusetts; and the United States District Court (District of Massachusetts).

Douglas W. Pagán. Mr. Pagán joined Paratek in December 2014 as our Chief Financial Officer. He most recently served as Vice President, Finance at Acceleron Pharma Inc., which he joined in 2008. There, he was responsible for strategic and financial planning, accounting, SEC reporting, treasury and financial operations. Prior to working at Acceleron, Mr. Pagán served in strategic and financial management roles at Biogen Idec and Bristol-Myers Squibb. Previously, Mr. Pagán worked in healthcare investment banking at J.P. Morgan, as well as pharmaceutical operational roles at Johnson & Johnson. Mr. Pagán received his B.S.E. in Chemical Engineering from Princeton University and his M.B.A. from Columbia Business School.

Adam Woodrow. Mr. Woodrow joined Paratek in October 2014 as our Vice President and Chief Commercial Officer. From October 2009 until September 2014, Mr. Woodrow worked for Pfizer Inc. in various strategic and operational commercial roles. There, he had a worldwide responsibility for Global Strategic Marketing, New Business Development and Early Commercial Development for Pfizer Specialty Products. Mr. Woodrow’s portfolio included inflammation, anti-infectives, antifungals, hemophilia, endocrinology, neurology and rare diseases. Mr. Woodrow’s early commercial work focused on inflammation, neuroscience, hematology, renal and rare diseases. Mr. Woodrow joined Pfizer from Wyeth Pharmaceuticals (“Wyeth”), where he was Vice President and Global Business Manager for Enbrel. In his 10 years at Wyeth, Mr. Woodrow held senior marketing and sales positions in the United States and in his native United Kingdom. Prior to joining Wyeth, Mr. Woodrow held sales and marketing positions with Bayer Pharmaceuticals. In his career in the pharmaceutical industry, Mr. Woodrow has worked with several non-profit societies and organizations such as the Hemophilia Society, the Primary Immune Deficiency Society, the Prostate Cancer Support Association and has served on the board of the New York Chapter of the Arthritis Foundation. Mr. Woodrow received his B.S. in Industrial Chemistry with a specialization in Pharmaceutical Medicine from the University of Wales College of Cardiff.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 15, 2016 by:

•	each director and nominee for director;
•	each of the executive officers named in the Summary Compensation Table;
•	all executive officers and directors of Paratek as a group; and
•	all those we know to be beneficial owners of more than 5% of our common stock.

The number of shares owned, total shares beneficially owned and the percentage of common stock beneficially owned below is based on total of 17,612,149 shares of common stock outstanding as of March 15, 2016.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of March 15, 2016, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Although our President and Chief Medical Officer is not a Named Executive Officer for the year ended December 31, 2015 under the rules governing the reporting of beneficial ownership, we have voluntarily disclosed the number of shares Dr. Loh beneficially owned and the percentage owned at March 15, 2016 in order to provide our stockholders more complete information. References contained herein to our “Named Executive Officers” include, where applicable, Dr. Loh.

Unless otherwise indicated in the footnotes, the address for each stockholder listed is: c/o Paratek Pharmaceuticals, Inc., 75 Park Plaza, 4th Floor, Boston, Massachusetts 02116.

	Number of shares beneficially owned (1)(2)	Percentage owned
5% Stockholders
Abingworth Bioventures VI LP (3)	1,301,413	7.4%
Baupost Group Securities, L.L.C (4)	1,544,498	8.8%
Fidelity (5)	2,641,292	15.0%
HBM Healthcare Investments (Cayman) Ltd (6)	1,747,680	9.9%
Entities affiliated with Omega Funds (7)	2,138,872	12.1%

Directors and Named Executive Officers
Michael F. Bigham (8)	117,415	*
Evan Loh, M.D. (9)	116,864	*
Douglas W. Pagán (10)	57,333	*
Adam Woodrow (11)	18,099	*
Timothy R. Franson, M.D. (12)	7,000	*
Richard J. Lim	—
Thomas J. Dietz, Ph.D (13)	15,763	*
Robert S. Radie (14)	10,333	*
Jeffrey Stein, Ph.D (15)	10,333	*
Kristine Peterson (16)	555	*
All executive officers and directors as a group (17)	356,528	2.0%

 *       Represents beneficial ownership of less than 1% of the shares of common stock.

(1)

This table is based upon information provided to us by our executive officers and directors and upon information about principal stockholders known to us based on Schedules 13G and 13D filed with the SEC and otherwise available.

(2)	Includes shares issuable pursuant to stock options and warrants exercisable within 60 days of March 15, 2016.

(3)

Based upon information provided by Abingworth Bioventures in a Schedule 13G filed on February 16, 2016, reporting as of December 31, 2015. Abingworth Bioventures VI GP LP, a Scottish limited partnership, serves as the general partner of Abingworth Bioventures VI LP (“ABV VI”). Abingworth General Partner VI LLP, a Scottish limited liability partnership, serves as the general partner Abingworth Bioventures VI GP LP. Abingworth Bioventures VI GP Limited, an English company, serves as the managing member of Abingworth General Partner VI LLP. Abingworth Bioventures VI GP LP has delegated to Abingworth LLP all investment and dispositive power over the securities held by ABV VI. An investment committee of Abingworth LLP, comprised of Joseph Anderson, Timothy J. Haines, Genghis Lloyd-Harris, and Stephen W. Bunting, approves investment and voting decisions by a majority vote, and no individual member has the sole control or voting power over the securities held by ABV VI. Each of Abingworth Bioventures VI GP LP, Abingworth General Partner VI LLP, Abingworth Bioventures VI GP Limited, Joseph Anderson, Timothy J. Haines, Genghis Lloyd-Harris, and Stephen W. Bunting disclaims beneficial ownership of the securities held by ABV VI save to the extent of their pecuniary interest therein. The address for Abingworth Bioventures VI LP is 38 Jermyn Street, London, UK SW1Y 6DN.

(4)   Based upon information provided by The Baupost Group, L.L.C. (“Baupost”) in a Schedule 13G filed on February 12, 2016, reporting as of December 31, 2015. Baupost is a registered investment adviser and acts as the investment adviser and general partner to various private investment limited partnerships, SAK Corporation, as the Manager of Baupost, and Mr. Klarman, as the sole shareholder of SAK Corporation and a controlling person of Baupost, may be deemed to have beneficial ownership under Section 13 of the Exchange Act of the securities beneficially owned by Baupost. Securities reported on Schedule 13G as being beneficially owned by Baupost were purchased on behalf of certain of such partnerships.  Baupost Group Securities, L.L.C. (“BGS”), is a nominee of Baupost used to transact in securities on behalf of the investment limited partnerships. BGS has no voting or investment power with respect to such securities. None of the investment limited partnerships owns greater than 5% of any class of voting securities. SAK Corporation is the manager of Baupost, and Mr. Seth A. Klarman is the sole director of SAK Corporation. Mr. Klarman and SAK Corporation disclaim beneficial ownership of the securities. The principal business address for Baupost, BGS, SAK Corporation, Mr. Klarman and the investment limited partnerships is 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116.

(5)

Based upon the information provided by FMR LLC in a Schedule 13G filed on February 12, 2016, reporting as of December 31, 2015. Consists of 1,760,132 shares held by Fidelity Select Portfolios: Biotechnology Portfolio and 881,160 shares held by Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund. The accounts that hold these shares are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02110.

(6)

Based on information provided by HBM Healthcare Investments (Cayman) Ltd filed in a Form 4 filed on June 1, 2015. Consists of 1,747,680 shares held by HBM Healthcare Investments (Cayman) Ltd. (“HBM”) and 3,202 shares issuable to HBM upon exercise of warrants exercisable within 60 days of April 1, 2016. The board of directors of HBM has sole voting and investment power with respect to the shares held by such entity. The board of directors of HBM is comprised of Jean-Marc Lesieur, Richard Coles, Sophia Harris, Dr. Andreas Wicki, Paul Woodhouse and John Urquhart, none of whom has individual voting or investment power with respect to such shares, and each disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The address for HBM is Governors Square, Suite #4-212-2, 23 Lime Tree Bay Avenue, West Bay, Grand Cayman, Cayman Islands.

(7)

Based on information provided by Omega Fund III, L.P. (“Omega III) on a Form 4 filed on October 30, 2014. Consists of 1,110,442 shares held directly by Omega Fund III, L.P. (“Omega III”), 633,243 held directly by K/S Danish BioVenture (“Danish BV”) and 395,187 shares held directly by Omega Fund IV, L.P (“Omega IV”). Also included in the above stated figures are 4,083 shares issuable to Omega III and 2,329 shares issuable to Danish BV upon exercise of warrants exercisable within 60 days of April 1, 2016. Omega Fund III GP, L.P. (“Omega III GP LP”) is the general partner of Omega III. Omega Fund III G.P., Ltd. (“Omega III GP Ltd.”) is the general partner of Omega III GP LP. Omega Fund Management Limited (“Omega Management”) is the sole shareholder of Omega III GP Ltd. Sigma Holding Limited (“Sigma”) is the sole shareholder of Omega Management. Otello Stampacchia is the sole shareholder of Sigma. Sharon Alvarez and David Bolton are all the directors of each of (i) Omega III GP Ltd., (ii) Omega Management and (iii) Sigma. Ms. Alvarez and Mr. Bolton have shared voting and investment power over the shares held by Omega III. Danish BioVenture General Partner ApS (“Danish BioVenture GP”) is the general partner of Danish BV. The sole limited partner of Danish BV is Life Sciences Holdings SPV I Fund L.P. (“Life Sciences Holdings”). The general partner of Life Sciences Holdings is LS Holdings SPV I GP, LP (“LS Holdings”). The general partner of LS Holdings is LS Holdings SPV I GP, Ltd. (“LS Holdings Ltd.”). Omega Management is the sole shareholder of LS Holdings Ltd. Sigma is the sole shareholder of Omega Management. Mr. Stampacchia, Renee Aguiar-Lucander, Richard J. Lim and Anne-Mari Paster are all the shareholders and directors of Danish BioVenture GP and have shared voting and investment power over the shares held by Danish BV. Omega Fund IV GP, L.P. (“Omega IV GP LP”) is the general partner of Omega IV. Omega Fund IV G.P. Manager, Ltd. (“Omega IV GP Manager”) is the general partner of Omega IV GP LP. Mr. Stampacchia, Ms. Aguiar-Lucander, Mr. Lim and Ms. Paster are all the shareholders and directors of Omega IV GP Manager and have shared voting and investment power over the shares held by Omega IV. The address for the Entities affiliated with Omega Funds is 1 Royal Plaza, Royal Avenue, St. Peter Port, Guernsey GY1 2HL.

(8)

Consists of 117,415 shares issuable to Mr. Bigham upon exercise of options exercisable within 60 days of March 15, 2016. Mr. Bigham has no voting or dispositive power with regard to any of the above referenced shares held by entities affiliated with ABV VI and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(9)	Consists of 50,389 shares held directly by Dr. Loh and 66,475 shares issuable to Dr. Loh upon exercise of options exercisable within 60 days of March 15, 2016.

(10)   Consists of 57,333 shares issuable to Mr. Pagán upon exercise of options exercisable within 60 days of March 15, 2016.

(11)   Consist of 18,099 shares issuable to Mr. Woodrow upon exercise of options exercisable within 60 days of March 15, 2016.

(12)   Consists of 7,000 shares issuable to Mr. Franson upon exercise of options exercisable within 60 days of March 15, 2016.

(13)	Consists of 5,430 shares held directly by Dr. Dietz and 10,333 shares issuable to Dr. Dietz upon exercise of options exercisable within 60 days of March 15, 2016.
(14)	Consists of 10,333 shares issuable to Mr. Radie upon exercise of options exercisable within 60 days of March 15, 2016.
(15)	Consists of 10,333 shares issuable to Dr. Stein upon exercise of options exercisable within 60 days of March 15, 2016.
(16)	Consists of 555 shares issuable to Ms. Peterson upon exercise of options exercisable within 60 days of March 15, 2016. Ms. Peterson was elected to the Paratek Board of Directors on March 2, 2016.

(17)   Includes 56,819 of common stock held directly by all executive officers and 299,709 shares issuable to all executive officers upon exercise of options exercisable within 60 days of March 15, 2016.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Paratek. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us, during the year ended December 31, 2015, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

The following table shows for the year ended December 31, 2015, compensation awarded to or paid to, or earned by, our Chief Executive Officer, our two other most highly compensated executive officers at December 31, 2015, collectively with the Chief Executive Officer, the Named Executive Officers, and our President and Chief Medical Officer. Although our President and Chief Medical Officer is not a named executive officer for the year ended December 31, 2015 under the rules governing the reporting of executive compensation, we have voluntarily disclosed his compensation for the year ended December 31, 2015 in order to provide our stockholders more complete information regarding the level of compensation for each of our most senior executives. References contained herein to our “Named Executive Officers” include, where applicable, Dr. Loh.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Michael F. Bigham - Chairman and Chief Executive Officer(4)	2014	128,472	—	1,008,396	—	2,757	(8)	1,139,625
	2015	348,958	1,288,500	1,401,000	150,000	10,852	(8)	3,199,310
Evan Loh, M.D. - President and Chief Medical Officer(5)	2014	336,250	—	548,751	152,500	13,251	(9)	1,050,752
	2015	360,000	773,100	840,600	135,000	18,096	(9)	2,126,796
Douglas W. Pagán - Chief Financial Officer(6)	2014	10,417		—	—	106	(10)	10,523
	2015	300,000	842,450	2,092,800	165,000	17,802	(10)	3,418,052
Adam Woodrow - VP, Chief Commercial Officer(7)	2014	76,364	—	—	—	—		76,364
	2015	320,000	842,450	1,625,485	100,000	13,152	(11)	2,901,087

(1)    Amounts shown in this column do not reflect dollar amounts actually received by our Named Executive Officers. Instead, these amounts reflect the aggregate grant date fair value of each restricted stock unit computed in accordance with the provisions of FASB ASC Topic 718 (using the closing price of our common stock on the date of grant). Assumptions used in the calculation of these amounts are included in Note 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our Named Executive Officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(2)    Amounts shown in this column do not reflect dollar amounts actually received by our Named Executive Officers. Instead, these amounts reflect the aggregate grant date fair value of each stock option computed in accordance with the provisions of FASB ASC Topic 718 (using the closing price of our common stock on the date of grant). Assumptions used in the calculation of these amounts are included in Note 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our Named Executive Officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options. As discussed in notes (2)–(4), (8)–(9) and (14)–(16) to the table titled “Outstanding Equity Awards at December 31, 2015,” the vesting provisions of certain of the stock option awards granted in 2014 were amended during 2015. These amendments did not result in any incremental fair value with respect to these stock option awards (determined as of the amendment date in accordance with FASB ASC Topic 718) and so no additional amounts are reported in this column as a result of these 2015 amendments.

(3)

Amounts shown in this column reflect the dollar value of annual cash bonus awards earned by our Named Executive Officers with respect to 2015 upon the achievement of certain pre-established corporate goals and the individual contributions of each Named Executive Officer. The pre-established performance goals for 2015 related to the initiation of certain important studies and clinical trials, the achievement of certain financial measures and the endorsement and implementation of certain strategic planning measures.

(4)     Mr. Bigham was appointed our Chief Executive Officer as of October 30, 2014.

(5)     Dr. Loh was appointed our President and Chief Medical Officer as of October 30, 2014.

(6)     Mr. Pagán was appointed our Chief Financial Officer as of December 18, 2014.

(7)     Mr. Woodrow was appointed our Vice President, Chief Commercial Officer as of October 30, 2014.

(8)     Amounts in other compensation reflect the dollar value of group life insurance premiums paid during the fiscal year with respect to life insurance for the Named Executive Officer, as well as premiums paid by us for long-term disability insurance policies, consistent with those provided to all of our employees. During 2015, we paid an additional $4,500 in parking costs for the Named Executive Officer.

(9)

Amounts in other compensation reflect the dollar value of group life insurance premiums paid during the fiscal year with respect to life insurance for the Named Executive Officer, as well as premiums paid by us for long-term disability insurance policies and matching contributions made under our 401(k) plan, consistent with those provided to all of our employees.

(10)

Amounts in other compensation reflect the dollar value of group life insurance premiums paid during the fiscal year with respect to life insurance for the Named Executive Officer, as well as premiums paid by us for long-term disability insurance policies and matching contributions made under our 401(k) plan, consistent with those provided to all of our employees. During 2015, we paid an additional $4,100 in parking costs for the Named Executive Officer.

(11)

Amounts in other compensation reflect the dollar value of group life insurance premiums paid during the fiscal year with respect to life insurance for the Named Executive Officer, as well as premiums paid by us for long-term disability insurance policies and matching contributions made under our 401(k) plan, consistent with those provided to all of our employees.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2015.

The following table shows for the year ended December 31, 2015, certain information regarding outstanding equity awards at December 31, 2015 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2015

		Option Awards						Stock Awards
Name and Principal Position		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)		Option Expiration Date	Awards; number of unearned units of stock that have not vested	Equity incentive plan: market value of unearned units of stock that have not vested ($)
Michael F. Bigham - Chairman and Chief Executive Officer	(2)		145,093		4.30	(1)	6/28/2024
	(3)			145,093	4.30	(1)	6/28/2024
	(4)			145,093	4.30	(1)	6/28/2024
	(5)	16,667	83,333		25.77		6/29/2025
	(6)							50,000	1,288,500
Evan Loh, M.D. - President and Chief Medical Officer	(7)	18,094	60,863		4.30	(1)	6/28/2024
	(8)			78,957	4.30	(1)	6/28/2024
	(9)			78,957	4.30	(1)	6/28/2024
	(10)	10,000	50,000		25.77		6/29/2025
	(11)							30,000	773,100
Douglas W. Pagán - Chief Financial Officer	(12)	40,000	120,000		24.07		2/3/2025
	(13)							35,000	842,450
Adam Woodrow - VP, Chief Commercial Officer	(14)		41,797		24.07		2/3/2025
	(15)			41,797	24.07		2/3/2025
	(16)			41,797	24.07		2/3/2025
	(17)							35,000	842,450

(1)

The fair market value of the stock grants was determined by the Board of Directors based on the fair market value of a share of Paratek’s common stock on the grant date. Based in part on an analysis by an independent third-party valuation firm, the Paratek Board of Directors had determined the fair market value to be $0.29 per share. Upon the closing of the Merger, each share of Old Paratek common stock was exchanged for 0.0675 of a share of Paratek common stock (as adjusted for the 1-for-12 reverse stock split). As such, the fair market value of the stock grants became $4.30 per share.

(2)

This stock option was granted in June 2014 under the Paratek Pharmaceuticals, Inc. 2014 Equity Incentive Plan, or the 2014 Plan, and originally vested monthly over four years measured from the vesting commencement date. On October 9, 2015 this stock option was amended to conform the award’s vesting schedule to other new hire grants.  Following amendment, 25% of the award will vest on January 1, 2016 with the remainder 75% to vest in a series of thirty-six successive equal monthly installments measured from January 1, 2016. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(3)

This stock option was granted in June 2014 under the 2014 Plan and originally vested monthly over four years measured from the vesting commencement date. On February 4, 2015 this stock option was amended to provide that 25% will vest on January 1, 2016 with the remainder subject to certain performance-based vesting terms associated with completion of data lock in the Company’s Phase 3 clinical trials of omadacycline for the treatment of ABSSSI and CABP. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(4)

This stock option was granted in June 2014 under the 2014 Plan and originally vested monthly over four years measured from the vesting commencement date. On February 4, 2015 this stock option was amended to provide that 25% will vest on January 1, 2017 with the remainder subject to certain performance-based vesting terms associated with completion of data lock in the Company’s Phase 3 clinical trials of omadacycline for the treatment of ABSSSI and CABP. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(5)

This stock option was granted in June 2015 under the Paratek Pharmaceuticals, Inc. 2015 Equity Incentive Plan, or the 2015 Plan, and vests monthly over three years measured from the vesting commencement date. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(6)

This restricted stock unit (RSU) award was awarded under the 2015 Plan. The award vests on the three-year anniversary of the vesting commencement date, subject to employment or service through such date. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(7)

This stock option was granted in June 2014 under the 2014 Plan, and vests monthly over four years measured from the vesting commencement date. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(8)    This stock option was granted in June 2014 under the 2014 Plan and originally vested monthly over four years measured from the vesting commencement date. On February 4, 2015 this stock option was amended to provide that 25% will vest on January 1, 2016 with the remainder subject to certain performance-based vesting terms associated with completion of data lock in the Company’s Phase 3 clinical trials of omadacycline for the treatment of ABSSSI and CABP. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(9)    This stock option was granted in June 2014 under the 2014 Plan and originally vested monthly over four years measured from the vesting commencement date. On February 4, 2015 this stock option was amended to provide that 25% will vest on January 1, 2017 with the remainder subject to certain performance-based vesting terms associated with completion of data lock in the Company’s Phase 3 clinical trials of omadacycline for the treatment of ABSSSI and CABP. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(10)  This stock option was granted in June 2015 under the 2015 Plan, and vests monthly over three years measured from the vesting commencement date. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(11)  This RSU was awarded under the 2015 Plan. The award vests on the three-year anniversary of the vesting commencement date, subject to employment or service through such date. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(12)  This stock option was granted in February 2015 under the Paratek Pharmaceuticals, Inc. 2015 Inducement Plan, or the 2015 Inducement Plan, and 25% will vest on the one year anniversary of the vesting commencement date, with the remainder to vest in a series of thirty-six successive equal monthly installments measured from the one year anniversary of the vesting commencement date. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(13) This RSU was awarded in February 2015 under the Paratek Pharmaceuticals, Inc. 2006 Equity Incentive Plan, or the 2006 Plan. The award vests on the three-year anniversary of the vesting commencement date, subject to employment or service through such date. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(14)  This stock option was granted in June 2014 under the 2006 Plan, and originally vested monthly over four years measured from the vesting commencement date. On October 9, 2015 this stock option was amended to conform the award’s vesting schedule to other new hire grants.  Following amendment, 25% will vest on January 1, 2016 with the remainder 75% to vest in a series of thirty-six successive equal monthly installments measured from January 1, 2016. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(15)   This stock option was granted in June 2014 under the 2014 Plan and originally vested monthly over four years measured from the vesting commencement date. On February 4, 2015 this stock option was amended to provide that 25% will vest on January 1, 2016 with the remainder subject to certain performance-based vesting terms associated with completion of data lock in the Company’s Phase 3 clinical trials of omadacycline for the treatment of ABSSSI and CABP. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(16)   This stock option was granted in June 2014 under the 2014 Plan and originally vested monthly over four years measured from the vesting commencement date. On February 4, 2015 this stock option was amended to provide that 25% will vest on January 1, 2017 with the remainder subject to certain performance-based vesting terms associated with completion of data lock in the Company’s Phase 3 clinical trials of omadacycline for the treatment of ABSSSI and CABP. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(17)

This RSU was awarded under the 2006 Plan. The award vests on the three-year anniversary of the vesting commencement date, subject to employment or service through such date. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

Pension Benefits

Our Named Executive Officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan we sponsored during 2015.

401(k) Retirement Plan

We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. Our employees, including our Named Executive Officers, who meet defined minimum age and service requirements are eligible to participate in the plan beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $18,000 in 2015, and have the amount of the reduction contributed to the 401(k) plan. Participants that turned age 50 in 2015 were also eligible to make “catch-up” contributions of up to an additional $6,000 above the statutory limit in 2015. The 401(k) plan provides for matching contributions on a portion of participant contributions pursuant to the plan’s matching formula. All matching contributions and participant contributions vest immediately.

Nonqualified Deferred Compensation

Our Named Executive Officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan we sponsored during 2015.

Employment, Severance and Change in Control Agreements

Employment Agreements with Current Named Executive Officers

We have employment agreements with each of our current Named Executive Officers. The agreements generally provide for at-will employment and set forth the executive officer’s initial base salary, annual performance bonus opportunity, initial equity grant amount and eligibility for employee benefits. In addition, each of our Named Executive Officers has executed a form of our standard confidential information and invention assignment agreement. The key terms of the offer letters are described below. A “qualifying termination” for the purposes of the employment agreements is defined as a termination of the executive officer by us without cause, other than as a result of the executive officer’s death or disability, or the resignation of the executive officer’s employment with us with good reason.

Michael F. Bigham

In June 2014, Old Paratek entered into an offer letter agreement, or the Bigham Agreement, with Mr. Bigham, pursuant to which he commenced employment on an at-will basis as our Chief Executive Officer. Pursuant to the terms of the Bigham Agreement, Mr. Bigham will receive an annual base salary of $250,000; under the terms of his agreement, Mr. Bigham is only required to devote 50% of his time and attention to Paratek (currently Mr. Bigham devotes approximately 80% of his time to Paratek). In addition, Mr. Bigham will be eligible to earn a discretionary performance bonus of up to 50% of his annual base salary. Upon termination of Mr. Bigham’s employment for any reason other than by Paratek without cause or by him with good reason, he will be paid all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation, and Mr. Bigham’s options will terminate, as to all unvested shares, as of his termination date.  Notwithstanding the foregoing sentence, Mr. Bigham’s unvested options will become fully-vested if his employment is terminated upon a change in control of the Company. Upon termination of Mr. Bigham’s employment at any time by Paratek without cause or by him with good reason, he will receive all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation. In addition, subject to Mr. Bigham’s execution of a general release and waiver of claims in favor of Paratek and our affiliates, he will be eligible to receive cash severance equal to twelve months of his annual base salary, a prorated portion of the performance bonus he would have earned for the year in which his employment terminates and 12 months of continued health care insurance coverage.

In February 2015, the Bigham Agreement was amended and restated to add a “best after-tax provision,” pursuant to which any payments provided to Mr. Bigham that are considered “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, subject to excise taxes under Section 4999 of the Internal Revenue Code, may be reduced to eliminate or minimize any excise tax payment. In addition, Mr. Bigham’s amended employment agreement also sets his annual base salary, effective January 1, 2015, at $375,000 and decreases his discretionary performance bonus for the year ending December 31, 2015 from 50% of his base salary to 40% of his base salary. All other material terms of the Bigham Agreement remained in effect.

Evan Loh, M.D.

In September 2014, Old Paratek entered into an offer letter agreement, or the Loh Agreement, with Dr. Loh, pursuant to which he commenced employment on an at-will basis as our President and Chief Medical Officer. Pursuant to the terms of the Loh Agreement, Dr. Loh will receive an annual base salary of $345,000. In addition, Dr. Loh will be eligible to earn a discretionary performance bonus of up to 30% of his annual base salary. Upon termination of Dr. Loh’s employment for any reason other than by Paratek without cause or by him with good reason, he will be paid all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation, and Dr. Loh’s options will terminate, as to all unvested shares, as of his termination date. Upon termination of Dr. Loh’s employment at any time by Paratek without cause or by him with good reason, he will receive all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation. In addition, subject to Dr. Loh’s execution of a general release and waiver of claims in favor of Paratek and our affiliates, he will be eligible to receive cash severance equal to 12 months of his annual base salary, and a prorated portion of the performance bonus he would have earned for the year in which his employment terminates.

In February 2015, the Loh Agreement was amended and restated to add a “best after-tax provision,” pursuant to which any payments provided to Dr. Loh that are considered “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, subject to excise taxes under Section 4999 of the Internal Revenue Code, may be reduced to eliminate or minimize any excise tax payment. In addition, Dr. Loh’s amended employment agreement also increases his discretionary performance bonus for the year ending December 31, 2015 from 30% of his base salary to 35% of his base salary. All other material terms of the Loh Agreement remained in effect.

Douglas W. Pagán

In November 2014, we entered into an offer letter agreement with Mr. Pagán, or the Pagán Agreement, pursuant to which he commenced employment on an at-will basis as our Chief Financial Officer. Pursuant to the terms of the Pagán Agreement, Mr. Pagán will receive an annual base salary of $300,000 and was eligible to earn a signing bonus of $65,000. In addition, Mr. Pagán will be eligible to earn a discretionary performance bonus of up to 30% of his annual base salary. Upon termination of Mr. Pagán’s employment for any reason other than by Paratek without cause or by him with good reason, he will be paid all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation, and Mr. Pagán’s options will terminate, as to all unvested shares, as of his termination date. Upon termination of Mr. Pagán’s employment at any time by Paratek without cause or by him with good reason, he will receive all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation. In addition, subject to Mr. Pagán’s execution of a general release and waiver of claims in favor of Paratek and our affiliates, he will be eligible to receive cash severance equal to 12 months of his annual base salary, a prorated portion of the performance bonus he would have earned for the year in which his employment terminates and twelve months of continued health care insurance coverage.

In February 2015, Mr. Pagán was granted options for 160,000 shares of common stock (of which 25% vest after twelve months of service and the remaining 75% vest monthly over three years) and RSUs for 35,000 shares of common stock (which vest three years from the date of grant), in each subject to 100% acceleration upon a termination without cause or a resignation for good reason in connection with a change of control.

In February 2015, the Pagán Agreement was amended to add a “best after-tax provision,” pursuant to which any payments provided to Mr. Pagán that are considered “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, subject to excise taxes under Section 4999 of the Internal Revenue Code, may be reduced to eliminate or minimize any excise tax payment. All other material terms of the Pagán Agreement remained in effect.

Adam Woodrow

In August 2014, we entered into an offer letter agreement with Mr. Woodrow, or the Woodrow Agreement, pursuant to which he commenced employment on an at-will basis as our Chief Commercialization Officer (“CCO”). Pursuant to the terms of the Woodrow Agreement, Mr. Woodrow will receive an annual base salary of $320,000. In addition, Mr. Woodrow will be eligible to earn a discretionary performance bonus of up to 30% of his annual base salary. Upon termination of Mr. Woodrow’s employment for any reason other than by Paratek without cause or by him with good reason, he will be paid all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation, and Mr. Woodrow’s options will terminate, as to all unvested shares, as of his termination date. Upon termination of Mr. Woodrow’s employment at any time by Paratek without cause or by him with good reason, he will receive all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation. In addition, subject to Mr. Woodrow’s execution of a general release and waiver of claims in favor of Paratek and our affiliates, he will be eligible to receive cash severance equal to 12 months of his annual base salary.

In February 2015, Mr. Woodrow was granted options for 125,391 shares of common stock (the options shall vest, subject to his continued service with the Company, in three equal tranches of 41,797 Options shares each. The first tranche of Options shall vest monthly in equal installments over a forty-eight (48)-month period commencing on January 1, 2015, and the other two tranches shall vest in part based on performance milestones, as specified by the Board of which 25% vest after twelve months of service and the remaining 75% vest monthly over three years). Mr. Woodrow was also granted RSUs for 35,000 shares of common stock (which vest three years from the date of grant), in each subject to 100% acceleration upon a termination without cause or a resignation for good reason in connection with a change of control.

In February 2015, the Woodrow Agreement was amended to add a “best after-tax provision,” pursuant to which any payments provided to Mr. Woodrow that are considered “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, subject to excise taxes under Section 4999 of the Internal Revenue Code, may be reduced to eliminate or minimize any excise tax payment. All other material terms of the Woodrow Agreement remained in effect.

Employee Benefit Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2015.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options and Warrants ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by stockholders	2,212,316	(2)	14.73	(3)	320,039	(4)
Equity compensation plans not approved by stockholders	353,500	(5)	24.79	(3)	6,500	(6)
Total	2,565,816		16.12		326,539

(1)

The number of authorized shares under the 2015 Plan will automatically increase on January 1 of each year, for the period commencing on (and including) January 1, 2016 and ending on (and including) January 1, 2025, in an amount equal to 5% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board of Directors of the Company may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of common stock than would otherwise occur.

(2)	Includes 1,889,390 shares relating to outstanding options, 275,500 relating to RSUs and 47,426 warrants outstanding
(3)	Represents the weighted-average exercise price of outstanding options and warrants.
(4)	Includes 36,539 shares available under the 2009 Employee Stock Purchase Plan and 283,500 shares available under the 2015 Plan.

(5)     Includes all shares relating to outstanding options and restricted stock units under the 2015 Inducement Plan.

(6)     Although we do not currently anticipate the issuance of additional stock options under our 2015 Inducement Plan, 6,500 shares remain available for grant as of December 31, 2015.

2006 Equity Incentive Plan

In 2006, our stockholders approved the Transcept Pharmaceuticals Inc. 2006 Incentive Award Plan, or the 2006 Plan, under which shares of our common stock are reserved for issuance pursuant to stock awards, including, but not limited to, incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, and performance cash awards. We initially reserved an aggregate of 41,667 shares under the plan for issuance pursuant to stock awards plus any shares that remained available for issuance under our former 2001 Stock Option Plan (or that became available for issuance under our former 2001 Stock Option Plan due to the cancellation or expiration of outstanding awards granted under such plan). In addition, the share reserve automatically increases on January 1st of each year for the remaining term of the 2006 Plan by a number of shares equal to the least of (i) 5% of the total number of shares outstanding on the last day of our immediately preceding fiscal year, (ii) 125,000 shares or (iii) a small number as determined by our Board of Directors. As of March 15, 2016, we had issued options outstanding for an aggregate of 499,719 shares of our common stock under the 2014 Plan. No additional awards will be granted under the 2006 Plan.

2014 Equity Incentive Plan

In March 2014, our stockholders approved the Paratek Pharmaceuticals, Inc. 2014 Equity Incentive Plan, or the 2014 Plan, under which shares of our common stock are reserved for issuance pursuant to stock awards, including, but not limited to, incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, and performance cash awards. We initially reserved an aggregate of 67,500 shares under the plan for issuance pursuant to stock awards. In June 2014, the Board of Directors approved an increase in the shares available for awards under the 2014 Plan to 875,531 shares from the 67,500 shares. In February 2015, the Board of Directors subsequently modified the vesting terms of certain options granted in June 2014 from time-based vesting to include certain performance-based vesting terms. As of March 15, 2016, we had issued options outstanding for an aggregate of 748,671 shares of our common stock under the 2014 Plan. No additional awards will be granted under the 2014 Plan.

2015 Equity Incentive Plan

Our Board of Directors adopted the 2015 Equity Incentive Plan, or the 2015 Plan, which was approved by Company stockholders at the Annual Meeting held on June 9, 2015, reserving 1,200,000 shares of common stock for the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other stock awards to directors, officers, employees and consultants. The 2015 Plan is intended to be the successor to and continuation of the 2006 Plan and the 2014 Plan, and collectively, the Prior Plans.  When the 2015 Plan became effective, no additional stock awards were or will be granted under the Prior Plans, although all outstanding stock awards granted under the Prior Plans will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the Prior Plans.  The number of shares available for issuance under the 2015 Plan was initially 1,200,000, plus the number of shares that again become available for grant as a result of forfeited or terminated awards or shares withheld in satisfaction of the exercise price of withholding obligations associated with awards under the Prior Plans, not to exceed 2,000,000 shares. 880,430 shares of common stock were automatically added to the shares authorized for issuance under the 2015 Plan on January 1, 2016 pursuant to a “Share Reserve” provision contained in the 2015 Plan. The Share Reserve will automatically increase on January 1st of each year, for the period commencing on (and including) January 1, 2016 and ending on (and including) January 1, 2025, in an amount equal to 5% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year. Notwithstanding the foregoing, the Board of Directors of the Company may act prior to January 1 of a given year to provide that there will be no January 1 increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of common stock than would otherwise occur. As of March 15, 2016, we had issued options and restricted stock units outstanding for an aggregate of 1,666,500 shares of our common stock under the 2015 Plan.

2015 Inducement Plan

In February 2015, a majority of our independent directors approved the Paratek Pharmaceuticals, Inc. 2015 Inducement Plan, or the 2015 Inducement Plan, in accordance with NASDAQ Rule 5635(c)(4), pursuant to which we may grant stock options for up to a total of 360,000 shares of common stock to new employees of Paratek. As of December 31, 2015, we had issued options outstanding for an aggregate of 353,500 of our common stock under the 2015 Inducement Plan. We have not made any additional grants under the 2015 Inducement Plan since that date. Although we do not currently anticipate the issuance of additional stock options under our 2015 Inducement Plan, 6,500 shares remain available for grant under that plan, as well as any shares underlying outstanding options that may become available for grant pursuant to the plan’s terms.  It is therefore possible that we may, based on the business and recruiting needs of the Company, issue additional stock options under the 2015 Inducement Plan.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table shows for the year ended December 31, 2015 certain information with respect to the compensation of our non-employee directors:

NON-EMPLOYEE DIRECTOR COMPENSATION FOR 2015

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Current Non-Employee Directors
Thomas J. Dietz, Ph.D.	83,000	236,181	319,181
Timothy R. Franson, M.D. (1)	21,500	251,340	272,840
Richard J. Lim	—	—	—
Robert S. Radie	58,500	236,181	294,681
Jeffery Stein, Ph.D.	59,750	236,181	295,931
Kristine Peterson (2)	—	—	—

(1)	Dr. Franson was appointed to the Board of Directors effective July 21, 2015.
(2)	Ms. Peterson was appointed to the Board of Directors effective March 2, 2016.

Non-Employee Director Compensation Policy

2015 Policy

In February 2015, the Board of Directors adopted a non-employee director compensation policy, pursuant to which our non-employee directors will be eligible to receive compensation for service on our Board of Directors and committees of our Board of Directors. This policy was amended in February 2016.

Cash Compensation

Commencing with our first annual meeting of stockholders in 2015, each non-employee director received an annual cash retainer of $40,000 for serving on the Board of Directors.

The chairperson and members of the three standing committees of Board of Directors will be entitled to the following additional annual cash retainers:

Board Committee	Chairperson Fee ($)	Member Fee ($)
Audit Committee	15,000	7,500
Compensation Committee	10,000	5,000
Nominating and Corporate Governance Committee	6,000	3,000

Equity Compensation

Under our non-employee director compensation policy, each person who is initially appointed or elected to the Board of Directors is eligible to receive a grant of stock options to purchase 20,000 shares of our common stock on the date he or she first becomes a non-employee director, which will vest 1/36th of the shares subject to the option on a monthly basis. In addition, for each subsequent year, each continuing non-employee director is eligible to receive an annual option grant to purchase 12,000 shares of our common stock. Each stock option will vest over one year as to 1/12th of the shares subject to the option on a monthly basis. The annual option grant is prorated when granted to any non-employee director that becomes a non-employee director during the fiscal year, based on the portion of the fiscal year that the director served on the Board of Directors. The options are granted with an exercise price equal to the fair market value of a share of our common stock on the date of grant.

In February 2016, we granted each of Dr. Dietz, Dr. Franson, Mr. Radie and Dr. Stein a stock option to purchase 12,000 shares of common stock with an exercise price of $14.05 per share, which was equal to the closing price of our common stock as reported on the NASDAQ Global Market on the date of grant. Each stock option will vest as to 1/12th of the shares subject to the option on a monthly basis in accordance with our non-employee director equity compensation policy.

In March 2016, we granted each of Ms. Peterson a stock option to purchase 20,000 shares of common stock with an exercise price of $15.17 per share, which was equal to the closing price of our common stock as reported on the NASDAQ Global Market on the date of grant. Each stock option will vest as to 1/36th of the shares subject to the option on a monthly basis in accordance with our non-employee director equity compensation policy.

TRANSACTIONS WITH RELATED PARTIES

Described below are any transactions occurring since January 1, 2014 and any currently proposed transactions to which we were or are a party and in which:

•	The amounts involved exceeded or will exceed $120,000; and
•

A director (or nominee for director), executive officer, holder of more than 5% of our outstanding capital stock, or any member of such person’s immediate family had or will have a direct or indirect material interest.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers, which provide for the advancement of expenses under certain conditions and requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Affiliations with Principal Stockholders

Richard J. Lim, a member of our Board of Directors, is a General Partner at Omega Funds, which is an affiliate of K/S Danish Bioventure and Omega Fund III, L.P., which, in the aggregate, is a holder of approximately 12% of Paratek’s outstanding capital stock as of March 15, 2016. Mr. Lim is also one of the members of the investment committee of Omega Funds and a director of K/S Danish Bioventure.

Michael F. Bigham, our Chairman and Chief Executive Officer, serves as an Executive Partner to  Abingworth Management Inc. and Abingworth LLP, which is an affiliate of Abingworth Bioventures VI LP, which is a holder of approximately 7% of Paratek’s outstanding capital stock as of March 15, 2016.

Senior Secured Promissory Notes

Old Paratek completed a debt financing in March 2014 pursuant to which it issued senior secured promissory notes in the aggregate principal amount of $6.0 million to existing holders of convertible notes. As part of this debt financing, Old Paratek also effected a reverse stock split of its outstanding common stock and outstanding preferred stock, reclassified and converted its outstanding preferred stock into a newly designated “Series A Preferred Stock” and converted approximately $15.6 million of principal and $2.2 million of accrued interest under the Convertible Notes into shares of Series A Preferred Stock. Upon conversion of the convertible notes, note holders who purchased senior secured promissory notes received (i) 2.25 shares of Series A Preferred Stock for every $1.00 of principal outstanding under the converted Convertible Notes and (ii) 1 share of Series A Preferred Stock for every $1.00 of accrued interest on such converted Convertible Notes. Upon conversion of their convertible notes, note holders who did not purchase senior secured promissory notes received (i) 1 share of Series A Preferred Stock for every $1.00 of principal outstanding under the converted Convertible Notes and (ii) 1 share of Series A Preferred Stock for every $1.00 of accrued interest on such converted Convertible Notes. Old Paratek also issued warrants to purchase shares of Series A Preferred Stock at an exercise price of $0.01 per share to HBM Healthcare Investments (Cayman) Ltd., Omega Fund III, L.P. and K/S Danish BioVenture in consideration of their purchase of senior secured promissory notes in principal amounts that both exceeded their own respective pro rata portions of the $6.0 million debt financing, which such pro rata portion was determined by dividing the aggregate principal amount of Convertible Notes held by an investor by the aggregate principal amount of all Convertible Notes outstanding, and represented the pro rata portions of other investors who did not purchase their respective pro rata portions, thereby enabling Old Paratek to obtain the full $6.0 million.

The table below sets forth the previously issued Convertible Notes with outstanding principal and accrued interest in excess of $120,000 that were held by Paratek’s directors, executive officers and holders of more than 5% of its capital stock and the number of shares of Series A Preferred Stock into which such Convertible Notes were converted.

Upon the closing of the Merger, 36,932,213 shares of Series A Preferred Stock converted into 48,136,755 shares of Old Paratek common stock and each share of Old Paratek common stock was subsequently exchanged for 0.0675 of a share of Paratek common stock (as adjusted for the 1-for-12 reverse stock split).

Name of Convertible Note Holder	Outstanding Principal Amount ($)	Interest Accrued through Conversion ($)	Number of Shares of Series A Preferred Stock
Aisling Capital II, L.P.	2,602,385	357,551	6,212,917
HBM Healthcare Investments (Cayman) Ltd.	1,374,211	133,128	3,225,103
Omega Fund III, L.P.	2,173,699	261,967	5,152,789
Walter Gilbert and family	2,100,000	334,082	5,059,082
K/S Danish Bioventure	1,240,157	147,432	2,937,785
Pieter Strijkert	425,372	72,374	1,029,460
Evan Loh, M.D.	203,719	21,354	479,721

Certain of the senior secured promissory notes with principal amounts in excess of $120,000 were purchased by Old Paratek’s holders of more than 5% of its capital stock, as well as a former director, in the amounts included in the table below.

Name of Purchaser	Original Principal Amount of Senior Secured Promissory Notes Purchased ($)
HBM Healthcare Investments (Cayman) Ltd.(1)	2,188,693
Omega Fund III, L.P.(2)	1,129,237
Aisling Capital II, LP(3)	661,916
K/S Danish BioVenture(4)	644,261
Walter Gilbert, Ph.D. and family(5)	534,135

(1)	HBM Healthcare Investments (Cayman) Ltd. received a warrant to purchase 47,438 shares of Series A Preferred Stock.
(2)	Omega Fund III, L.P. received a warrant to purchase 60,489 shares of Series A Preferred Stock.
(3)

Dennis Purcell, who was a director of Old Paratek from October 2009 until July 2014, is a managing member of Aisling Capital Partners II, LLC, which is the general partner of Aisling Capital Partners II, LP, which is in turn the general partner of Aisling Capital II, LP.

(4)	K/S Danish BioVenture received a warrant to purchase 34,510 shares of Series A Preferred Stock.
(5)	Dr. Gilbert was a director of Old Paratek from 1996 until his resignation in March 2014. This amount includes $222,556 of notes purchased by Dr. Gilbert’s wife.

Subscription Agreement

On June 30, 2014, Old Paratek entered into a Subscription Agreement, or the Subscription Agreement, with certain current stockholders of Old Paratek and certain new investors in Old Paratek pursuant to which Old Paratek agreed to sell, and the purchasers agreed to purchase, shares of common stock for an aggregate purchase price of approximately $93 million. Certain of Old Paratek’s executive officers and holders of more than 5% of its capital stock, as well as entities affiliated with certain of Old Paratek’s directors, were parties to the Subscription Agreement and purchased shares of Old Paratek common stock for an aggregate purchase price in excess of $120,000. The table below sets forth the number of shares of Old Paratek common stock they purchased and the aggregate purchase price for such shares.

Upon the closing of the Merger, each share of Old Paratek common stock was exchanged for 0.0675 of a share of Paratek common stock (as adjusted for the 1-for-12 reverse stock split).

Name of Purchaser	Aggregate Purchase Price ($)	Number of Shares
Abingworth Bioventures VI LP (1)	15,000,000	19,280,206
HBM Healthcare Investments (Cayman) Ltd.	9,500,000	12,210,797
Omega Fund IV, L.P.(2)	4,554,897	5,854,624
Omega Fund III, L.P.	2,400,000	3,084,832
K/S Danish BioVenture	1,368,396	1,758,863

(1)	Michael F. Bigham, Paratek’s Chairman and Chief Executive Officer, serves as an Executive Partner to Abington Management Inc. and Abingworth LLP, which is an affiliate of Abingworth Bioventures VI LP.
(2)	Richard J. Lim, a member of Paratek’s Board of Directors, is a General Partner at Omega Funds, which is an affiliate of Omega Fund IV, L.P.

Debt Conversion Agreement

Certain of Old Paratek’s holders of more than 5% of its capital stock and certain former directors and their family members were holders of senior secured promissory notes with outstanding principal and accrued interest in excess of $120,000, which such senior secured promissory notes was converted into shares of Old Paratek common stock pursuant to the Debt Conversion Agreement as follows: HBM Healthcare Investments (Cayman) Ltd., 8,439,689 shares; Omega Fund III, L.P., 4,354,382 shares; Aisling Capital II, LP, 1,063,491 shares; K/S Danish BioVenture, 2,484,298 shares; and Walter Gilbert and family, 858,185 shares.

Policy for Approval of Related Person Transactions

We have a related person transaction policy under our Code of Business Conduct and Ethics that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involves exceeds $25,000. Transactions involving compensation for services provided to us as an employee, consultant or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons. The Audit Committee will consider all relevant facts and circumstances deemed relevant by and available to the Audit Committee and will approve only those related person transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and its stockholders.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Paratek stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Paratek. Direct your written request to Corporate Secretary, Paratek Pharmaceuticals, Inc., 75 Park Plaza, 4th Floor, Boston Massachusetts 02116, or telephone (617) 807-6600. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Directions to Annual Meeting

Directions to the 2016 Annual Meeting of Stockholders, to be held at Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199 are set forth below:

From North of Boston: From Route 93 take exit 26, Leverett Connector/Storrow Drive, and follow to the Copley Square exit on the left. Take a right onto Beacon Street and follow to Exeter Street. Take a left onto Exeter Street and follow 11 blocks. Take a right on Huntington Avenue. The Prudential Center Garage will be on the right.

From West of Boston: Follow the Mass Pike eastbound into Boston (the Mass Pike is accessible from Route 128/I-95). Get off at exit 22, Copley Square/Prudential Center. Follow signs for Prudential Center. This will take you directly to the Prudential Center Garage entrance, which will be on your right.

From South of Boston: From Route 93 take exit 18, Massachusetts Avenue. Follow sign to Massachusetts Avenue and turn right. Follow Massachusetts Avenue for about 2 miles to Huntington Avenue. Take a right on Huntington Avenue. Take a left on Belvidere Street. The Prudential Center garage entrance will be on your right before Sovereign Bank.

From Logan Airport: Access Boston via the Sumner Tunnel and exit onto Route 93 North. Take exit 26, Leverett Connector/Storrow Drive, and follow to the Copley Square exit on the left. Take a right onto Beacon Street and follow to Exeter Street. Take a left onto Exeter Street and follow 11 blocks. Take a right on Huntington Avenue. The Prudential Center Garage will be on the right.

Parking: The Prudential Tower is best accessed via the South Garage, which has two entrances on Huntington Avenue, one on Dalton Street and one on Belvedere Street. The Red and Yellow levels are both part of the South Garage. Attendant parking is available on both levels at no additional charge.

By Order of the Board of Directors

William M. Haskel

Corporate Secretary

April 22, 2016

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 is available without charge upon written request to: Corporate Secretary, Paratek Pharmaceuticals, Inc., 75 Park Plaza, 4th Floor, Boston Massachusetts, 02116.

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Paratek under the Exchange Act of 1933 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DateSignature (Joint Owners)DateSignature [PLEASE SIGN WITHIN BOX]VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.PARATEK PHARMACEUTICALS, INC.75 PARK PLAZA, 4TH FLOORBOSTON, MA 02116 E08277-P78543PARATEK PHARMACEUTICALS, INC. For All ExceptWithhold AllFor All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.The Board of Directors recommends you vote FORthe following:!!!1. Election of Directors Nominees: 01) Thomas J. Dietz, Ph.D. 02) Evan Loh, M.D. 03) Timothy R. Franson, M.D.AgainstFor AbstainThe Board of Directors recommends you vote FOR the following proposal:!!!2. To ratify the selection by the Audit Committee of the Board of Directors of CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2016.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.!For address changes and/or comments, please check this box and write them on the back where indicated.!!Please indicate if you plan to attend this meeting.Yes NoPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. E08278-P78543PARATEK PHARMACEUTICALS, INC.This proxy is solicited by the Board of DirectorsAnnual Meeting of StockholdersJune 8, 2016, 8:00 AM Eastern Daylight TimeThe stockholder(s) hereby appoint(s) William M. Haskel and Douglas W. Pagán, or either of them, as proxies andattorneys-in-fact, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Paratek Pharmaceuticals, Inc. that the stockholder(s)is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 A.M., Eastern Daylight Time on June 8, 2016, at the offices of Ropes & Gray LLP located at Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199, and any adjournment, continuations or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSAL 2 AND AT THE PROXYHOLDER'S DISCRETION, ON SUCH OTHER MATTERS, IF ANY, THAT MAY COME BEFORE THE ANNUAL MEETING.Address Changes/Comments: _______________________________________________________________________________________________________________________________________________________________________________________(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)Continued and to be signed on reverse side